Exhibit 99.1

Press Release December 7, 2004
6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804-7932 260.459.3553 Phone 260.969.3590 Fax www.steeldynamics.com

Steel Dynamics Names Gary Heasley
Chief Financial Officer

FORT WAYNE, INDIANA, December 7, 2004 – Steel Dynamics, Inc. (NASDAQ:STLD) today announced the appointment of Gary Heasley to the position of Chief Financial Officer, effective January 1, 2005. For the past three years, Gary has been employed in various capacities with KeyBanc Capital Markets, a division of McDonald Investments Inc., most recently as Senior Vice President and Manager of the Metals Group.

Gary has a broad background in finance and accounting, with experience in auditing, project finance, operations management, mergers and acquisitions, and investment banking. He has a Bachelors degree in Business Administration from Youngstown State University, is a Certified Public Accountant, and worked for four years for Ernst & Young LLP as Senior Accountant in its National Merger and Acquisitions Group.

“Gary has a wide range of knowledge of and experience in the steel industry, having worked with a number of steelmaking clients around the world over the past ten years, and will make a fine addition to the SDI management team,” remarked Keith Busse, President and Chief Executive Officer of Steel Dynamics.

Forward Looking Statements

This press release contains predictive statements about future events. These statements are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Such predictive statements are not guarantees of future performance, and actual results could differ materially from our current expectations.

We refer you to SDI’s detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K and in other reports which we from time to time file with the Securities and Exchange Commission, available publicly on the SEC’s Web site, www.sec.gov.

Contact:	Fred Warner, Investor Relations Manager, (260) 969-3564 or fax (260) 969-3590
f.warner@steeldynamics.com